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                                                                   Exhibit 99.1

               Agreement Pursuant to Rule 13d-1(f) filed herewith

                Pursuant to Rule 13d-1(f) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

                                            MAFCO HOLDINGS INC.

                                            By: /s/ Glenn P. Dickes
                                               --------------------------------
                                                Name: Glenn P. Dickes
                                                Title: Senior Vice President


                                            FIRST GIBRALTAR HOLDINGS INC.

                                            By: /s/ Glenn P. Dickes
                                               --------------------------------
                                                Name: Glenn P. Dickes
                                                Title: Vice President


                                            FORD DIAMOND CORPORATION

                                            By: /s/ Gerald J. Ford
                                               --------------------------------
                                                Name: Gerald J. Ford
                                                Title: President


                                            HUNTER'S GLEN/FORD, LTD.

                                            By: /s/ Gerald J. Ford
                                               --------------------------------
                                                Name: Gerald J. Ford
                                                Title: General Partner